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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SUPERVALU INC. on Form S-3 of the report of Deloitte & Touche LLP dated April 6, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of SUPERVALU INC. for the year ended February 27, 1999 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Registration Statement.

/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
January 14, 2000